Exhibit 10.33

Dated 12 January 2026

DANA UK DRIVESHAFT LIMITED

and

CRAIG PRICE

SERVICE AGREEMENT

London

99 Bishopsgate

London EC2M 3XF

(44) 020 7710 1000 (Tel)

www.lw.com

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Exhibit 10.33

THIS AGREEMENT is made on 12 January 2026

BETWEEN

(1)
DANA UK DRIVESHAFT LIMITED, a company registered in England with registered number 06088797 and having its registered office at Bridgeway House, Bridgeway, Stratford-Upon-Avon, CV37 6YX (the “Company”); and
(2)
CRAIG PRICE, residing at ___________________________________ (“you”).

BACKGROUND

The Company wishes to employ you on the terms and conditions of this Agreement and you wish to accept such employment.

IT IS AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION
1.1
Definitions
In this Agreement, unless the context otherwise requires:

“Basic Salary”	means the salary, as specified in Clause 6.1(a) or, as appropriate, the reviewed annual salary from time to time;
“Board”

means the board of directors of the Company from time to time or any duly authorised committee thereof (including, where applicable, the remuneration committee), or where the relevant powers have been reserved to the Company’s members, its members from time to time;

“Confidential Information”

means all information which is identified or treated by the Company or any Group Company or any of the Group’s clients or customers as confidential or which by reason of its character or the circumstances or manner of its disclosure is evidently confidential including (without prejudice to the foregoing generality) any information about the personal affairs of any of the directors (or their families) of the Company or any Group Company, business plans, proposals relating to the acquisition or disposal of a company or business or proposed expansion or contraction of activities, maturing new business opportunities, research and development projects, designs, secret processes, trade secrets, product or services development and formulae, know-how, inventions, sales statistics and forecasts, marketing strategies and plans, costs, profit and loss and other financial information (save to the extent published in audited accounts), prices and discount structures and the names, addresses and contact and other details of: (a) employees and their terms of employment; (b) customers and potential customers, their requirements and their terms of business with the Company or Group; and (c) suppliers and potential suppliers and their terms of business (all whether or not recorded in writing or in electronic or other format);

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“Corruption”

includes bribery, extortion, fraud, deception, collusion, and money laundering, and each of these terms shall have the meaning ascribed to them by applicable law including but not limited to the Bribery Act 2010, the Fraud Act 2006, and the Proceeds of Crime Act 2002, or any similar legislation in any other jurisdiction;

“Employment”	means your employment under this Agreement or, as the context requires, the duration of that employment;
“Garden Leave”	has the meaning given in Clause 5.3;
“Group”

means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006);

“Group Company”	means any company within the Group;
“Health Care Scheme”

means the medical expenses insurance, permanent health insurance (“PHI”) or other healthcare or disability scheme(s) or arrangement(s) as may be provided or introduced from time to time by the Company (at the Company’s discretion) for the benefit of similarly situated executives in the Company or Group;

“Intellectual Property Rights”

means any and all existing and future intellectual or industrial property rights in and to any Works (whether registered or unregistered, and whether subsisting in any part of the world), including all existing and future patents, copyrights, design rights, database rights, trade marks, trade names, semiconductor topography rights, plant varieties rights, internet rights/domain names, goodwill and the right to sue for passing off or unfair competition, know-how and any and all applications for any of the foregoing and any and all rights to apply for any of the foregoing in and to any Works;

“Minority Holder”

means a person who either solely or jointly holds (directly or through nominees) any shares or loan capital in any company, whether or not it is listed or dealt in on a recognised stock exchange, provided that such holding does not, when aggregated with any shares or loan capital held by your partner and/or your children or your partner’s children under the age of 18, exceed 3% of the shares or loan capital of the class concerned for the time being issued;

“Severance Plan”

means the Allison Transmission, Inc. Executive Change in Control & Severance Plan as it may be amended from time to time, adopted by the Compensation Committee of the Board of Directors of Allison Transmission Holdings, Inc., (“Allison”) effective as of July 13, 2022;

“Share Incentive”	means any option or other right that you may have to purchase, hold or otherwise acquire a share or right in

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respect of or relating to shares in the Company and/or a Group Company;
“Termination Date”	means the date of termination of the Employment; and
“Works”

means any documents, materials, models, designs, drawings, processes, inventions, ideas, improvements, formulae, computer coding, methodologies, know-how, Confidential Information or other work, performed, made, created, devised, developed or discovered by you in the course of the Employment either alone or with any other person in connection with or relating to the business of the Company or any Group Company or capable of being used or adapted for use therein or in connection therewith.

1.2
Interpretation and Construction

Save to the extent that the context or the express provisions of this Agreement require otherwise, in this Agreement:

(a)
words importing the singular shall include the plural and vice versa;
(b)
words importing any gender shall include all other genders;
(c)
words importing the whole shall be treated as including reference to any part of the whole;
(d)
any reference to a Clause, the Schedule or part of the Schedule is to the relevant Clause, Schedule or part of the Schedule of or to this Agreement unless otherwise specified;
(e)
reference to this Agreement or to any other document is a reference to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time;
(f)
reference to a provision of law is a reference to that provision as extended, applied, amended, consolidated or re-enacted or as the application thereof is modified from time to time and shall be construed as including reference to any order, instrument, regulation or other subordinate legislation from time to time made under it;
(g)
references to a “person” includes any individual, firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing;
(h)
general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and “including”, “include” and “in particular” shall be construed without limitation; and
(i)
the meaning of any words coming after “other” or “otherwise” shall not be constrained by the meaning of any words coming before “other” or “otherwise” where a wider construction is possible.

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1.3
Headings

The headings in this Agreement are included for convenience only and shall be ignored in construing this Agreement.

2.
THE EMPLOYMENT
2.1
Employment

Subject to the provisions of this Agreement, the Company employs you and you accept employment as President and Business Unit Leader, Allison Off-Highway Drive & Motions Systems, reporting to the Chief Executive Officer of Allison (“CEO”), with effect from Closing notwithstanding the date or dates of this Agreement (the “Commencement Date”).

2.2
Work Permits and warranty
(a)
You warrant to the Company that by virtue of entering into this Agreement you will not be in breach of any express or implied obligation to any third party, including any restrictive covenants.
(b)
You warrant that you are legally entitled to work in the United Kingdom and will throughout the Employment continue to hold a valid United Kingdom work permit if appropriate. You warrant that you will notify the Company in advance of any possible change to your immigration status, as soon as you become aware of any circumstances that might give rise to such change.
3.
DURATION OF THE EMPLOYMENT
3.1
Continuous Employment

Your continuous period of employment with the Company commenced on 1 June 2010.

3.2
Probationary period

No probationary period applies to your employment.

3.3
Duration

Subject to the provisions of Clauses 3 and 19.1 the Employment shall continue unless and until terminated at any time by either party giving the other party not less than 6 months’ prior written notice of termination of the Employment.

3.4
Payment in lieu of notice
(a)
The Company shall be entitled, at its sole discretion, to terminate the Employment immediately at any time by giving you notice in writing. In these circumstances, subject to the terms of Clause 3.4(b), the Company will subsequently make a payment to you in lieu of notice, calculated in accordance with the provisions of Clauses 3.4 (the payment being referred to as a “Notice Payment”).
(b)
For the avoidance of doubt, the Company is not obliged to exercise its discretion to terminate the Employment under Clause 3.4(a). If the Company decides not to exercise that discretion, you shall not be entitled to any Notice Payment nor to enforce any such payment as a contractual debt nor as liquidated damages.

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(c)
The Notice Payment will be paid less all deductions that are required or permitted by law to be made including in respect of income tax, National Insurance contributions and any sums due to the Company or any Group Company.
(d)
The Notice Payment will consist of a sum equivalent to the Basic Salary which you would have received in respect of any notice period outstanding on the Termination Date but will exclude any bonus, commission and share of profit and any other benefits (for example any benefits derived from any Share Incentives) which you would have received or would have accrued to you during that period.
(e)
Notwithstanding Clause 3.4(a), you shall not be entitled to any Notice Payment if the Company would otherwise have been entitled to terminate the Employment without notice in accordance with Clause 19.1. In that case the Company shall be entitled to recover from you any Notice Payment (or any instalments) already made.
3.5
Payment in instalments

The Company may, at its sole discretion, pay the Notice Payment in equal monthly instalments over a period of 6 months (the “Instalment Period”), the first instalment payable at the end of the month in which the Termination Date occurs.

4.
HOURS AND PLACE OF WORK
4.1
Hours of work

You agree that you shall work normal business hours (being 8.00 am to 5.00 pm Monday to Friday) together with such additional hours as are necessary for the proper performance of your duties.

4.2
Working Time Regulations

You have autonomous decision making powers. The duration of your working time is not measured or predetermined.

4.3
Place of work
(a)
Your place of work will initially be at the Company’s offices at Rutherford Drive, Park Farm South, Wellingborough but the Company may require you to work remotely, at home, or at any place within the United Kingdom on either a temporary or an indefinite basis. You will be given reasonable notice of any change in your permanent place of work.
(b)
You will not be required to be absent from the United Kingdom for a period exceeding one month at any one time.
5.
SCOPE OF THE EMPLOYMENT
5.1
Duties

During the Employment you shall:

(a)
undertake and carry out to the best of your ability such duties and exercise such powers in relation to the Company or Group’s business as may from time to time be assigned to or vested in you by the Board including where those duties require you to work for any Group Company;

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(b)
in the discharge of those duties and the exercise of those powers observe and comply with all lawful resolutions, regulations and directions from time to time made by, or under the authority of, the Board and promptly upon request, give a full account to the Board or a person duly authorised by the Board of all matters with which you are involved. You will provide the information in writing if requested;
(c)
comply with the Articles of Association (as amended from time to time) of the Company and any Group Company;
(d)
do, or refrain from doing, such things as are necessary or expedient to ensure compliance by you and the Company and any Group Company with applicable law and regulations including all applicable regulations of all regulatory authorities relevant to the Company and any Group Company;
(e)
comply with all codes of practice, rules, policies and procedures (including without limitation anti-bribery and corruption policies or procedures) issued by the Company and any Group Company, as applicable from time to time, it being acknowledged that such codes, rules, policies and procedures do not form part of this Agreement and may be amended at any time, and to the extent that there is any conflict between the terms of this Agreement and any such codes, rules, policies and procedures, this Agreement shall prevail;
(f)
act in accordance with all statutory, fiduciary and common law duties that you owe to the Company and any Group Company;
(g)
refrain from doing anything which would cause you to be disqualified from acting as a director;
(h)
unless prevented by ill-health, holidays or other unavoidable cause, devote the whole of your working time, attention and skill to the discharge of your duties hereunder;
(i)
faithfully and diligently perform your duties and at all times use your best endeavours to promote and protect the interests of the Company and the Group; and
(j)
promptly disclose to the Board full details of any wrongdoing by you or any other employee of any Group Company where that wrongdoing is material to that employee’s employment by the relevant company or to the interests or reputation of any Group Company.
5.2
Directorships and Directors & Officers insurance
(a)
You will be required to act as a director of the Company and other Group Companies (either executive or non-executive) as the Board requires from time to time. The Company reserves the right to give written notice to you to terminate any office or directorship held by you immediately at any time.
(b)
The Company shall for the duration of the Employment and for a period of not less than six calendar years following the Termination Date, maintain directors’ and officers’ insurance for your benefit in respect of those liabilities which you may incur as a director or officer of the Company or any Group Company and for which such insurance is normally available.
5.3
Suspension and Garden Leave
(a)
The Company retains the right to suspend you from the Employment at any time for a reasonable period to investigate any matter in which it reasonably believes you are

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implicated or involved (whether directly or indirectly). For the avoidance of doubt, suspension is not a disciplinary sanction. You will continue to receive Basic Salary and contractual benefits during any period of suspension.
(b)
Where notice of termination has been served or given by either party, the Company reserves the right in its absolute discretion to suspend all or any of your duties and powers on terms it considers expedient or to require you to perform only such duties, specific projects or tasks as are assigned to you expressly by the Company in any case for such period or periods and at such place or places (including, without limitation, your home) as the Company in its absolute discretion deems necessary (the “Garden Leave”). During any period of Garden Leave the terms and conditions set out in this Agreement shall continue to apply to you.
(c)
The Company may, at its sole discretion, require that during the Garden Leave you shall not:
(i)
enter or attend the premises of the Company or any Group Company;
(ii)
contact or have any communication with any client or prospective client or supplier of the Company or any Group Company in relation to the business of the Company or any Group Company;
(iii)
contact or have any communication with any employee, officer, director, agent or consultant of the Company or any Group Company in relation to the business of the Company or any Group Company;
(iv)
remain or become involved in any aspect of the business of the Company or any Group Company except as required by such companies; or
(v)
work either on your own account or on behalf of any other person.
(d)
During Garden Leave, you will continue to receive your Basic Salary and benefits but will not accrue any bonus, commission or share of profit and no Share Incentive will continue to vest during a period of Garden Leave.
6.
REMUNERATION
6.1
Basic Salary
(a)
During the Employment the Company shall pay you a Basic Salary of not less than £423,530 per annum. The Basic Salary shall accrue from day to day and be payable by credit transfer in equal monthly instalments in arrears on or around the last day of each calendar month or otherwise as arranged from time to time. The Basic Salary will be paid less all deductions, income tax and National Insurance contributions.
(b)
The Basic Salary shall be inclusive of all fees (if any) to which you may become entitled as an officer of any Group Company.
6.2
Salary review

The Basic Salary shall be reviewed annually in or around February, with the first review taking place in 2027. There is no obligation to increase the Basic Salary at any review.

6.3
Allison Incentive Compensation Plan (“IComp”)

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(a)
Subject at all times to the rules of the IComp (as amended from time to time), during the Employment you shall be eligible to participate in the Group’s annual IComp. Your annual IComp target will be 100% of Basic Salary, with the maximum you can earn under IComp each year being a sum equal to 200% of your Basic Salary. The total amount of the IComp fund each year will be determined by the Group’s performance against targets established by Allison’s board of directors and your individual payment will be determined by reference to your individual performance (“IComp Payment”).
(b)
You will be eligible to participate in the 2026 IComp program (paid out in Q1 of 2027). Should the Commencement Date fall after 1 January 2026, any IComp Payment paid to you under the 2026 IComp program shall be pro-rated accordingly.
(c)
For the avoidance of doubt, no IComp Payment will accrue, nor will you have any legitimate expectation as to the size or form of the IComp Payment, until the Company pays it to you. There are no circumstances whether in reliance on express or implied terms or otherwise where you can require pay out of a particular sum or payment in a particular form or claim compensation for loss of such an IComp Payment.
(d)
All IComp Payments shall be paid less all deductions, income tax and National Insurance contributions. No IComp Payment shall be pensionable.
7.
EXPENSES

The Company shall reimburse you (against receipts or other appropriate evidence as the Board may require) the amount of all out-of-pocket expenses reasonably and properly incurred by you in the proper discharge of your duties hereunder to the extent that such expenses are incurred in accordance with the Company’s business expenses policy from time to time. In the event that the Company issues a Company sponsored credit or charge card to you, you shall use such card only for such expenses.

8.
DEDUCTIONS

You agree that the Company may deduct from any sums due to you under this Agreement, any sums due by you to any Group Company including, without limitation, any unauthorised debits to any Group Company credit or charge card, your pension contributions (if any), any overpayments, loans or advances made to you by any Group Company, the cost of repairing any damage or loss to the Group’s property caused by you and any losses suffered by any Group Company as a result of any negligence or breach of duty by you.

9.
Long Term Incentive Program ("LTIP")

Subject at all times to the rules of the LTIP (as amended from time to time), during the Employment you shall be eligible to participate in the Group’s LTIP. Your annual LTIP target value will be 200% of Basic Salary. Further details shall be provided to you upon the commencement of the Employment.

10.
car allowance

You will be paid an allowance of £1,500 per month to enable you to obtain a car (deemed by the Company to be appropriate to the status of the Employment) and will be reimbursed the cost of your business mileage in terms of the mileage allowance applicable from time to time. The car allowance will be subject to deduction of tax and National Insurance contributions and is not pensionable.

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11.
PENSION SCHEME
(a)
During the Employment, the Company will comply at all times with the employer duties under Part 1 of the Pensions Act 2008.
(b)
Without prejudice to the terms of Clauses 3 and 19, and subject at all times to the terms and conditions of the relevant insurance policy in force from time to time, during the Employment you shall be entitled to participate in the Company’s life assurance scheme.
12.
BENEFITS
12.1
Health Care Scheme

Without prejudice to the terms of Clauses 3 and 19, you and your spouse and dependants shall be entitled during the Employment, to participate at the Company’s expense in any Health Care Scheme subject to the following terms and conditions:

(a)
your and your family’s participation is subject to the Company’s rules regarding eligibility in force from time to time and the rules, terms and conditions of the relevant Health Care Scheme and/or insurance policy in force from time to time;
(b)
the Company reserves the right to terminate your or your family’s or the Company’s participation in any of the Health Care Scheme(s), substitute a new scheme(s) for an existing scheme(s) and/or alter the level or type of benefits available under any scheme(s);
(c)
if a scheme provider (e.g., an insurance company or pensions provider) refuses for any reason (whether under its own interpretation of the rules, terms and conditions of the relevant insurance policy or otherwise) to accept a claim and/or provide the relevant benefit(s) to you (or your family) under the applicable Health Care Scheme, the Company shall not be liable to provide (or compensate you for the loss of) such benefit(s) nor shall it be obliged to take action against the provider to enforce any rights under the Health Care Scheme;
(d)
the fact that the termination of the Employment may result in you or your family ceasing to be eligible to receive or continue to receive benefits under any Health Care Scheme does not remove the Company’s right to terminate the Employment; and
(e)
your acceptance of such variations to your terms and conditions of employment as may from time to time be required by the Company.
12.2
PHI payments
(a)
All payments under a PHI scheme or the like will be subject to all deductions required by law.
(b)
Where payments are made under a PHI scheme all other payments or benefits provided to or in respect of you will cease from the start of those payments (if they have not done so already), unless the Company is fully reimbursed by the PHI scheme for the cost of providing the benefit.
12.3
Medical examinations

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At any reasonable time during the Employment the Company may require you to undergo a medical examination by a medical practitioner appointed by the Company and at the Company’s expense and you will consent to any such examination.

12.4
Other leave and benefits
(a)
You may be eligible for other forms of paid leave, subject to any statutory eligibility requirements or conditions and the Company's rules applicable to each type of leave in force from time to time. Other forms of paid leave which you may be eligible for, depending on the circumstances include paid time off for jury service, statutory paternity leave and pay, statutory adoption leave and pay, shared parental leave and pay, time off for antenatal or adoption appointments, statutory parental bereavement leave and pay, and (subject to the Company’s discretion) compassionate leave. The Company may replace, amend or withdraw the Company's policy on any types of leave at any time.
(b)
You may be eligible to be provided with other benefits during your employment with the Company, subject to any rules applicable to the relevant benefit. Details of the other benefits for which you may be eligible will be provided to you separately. The Company may replace or withdraw such benefits, or amend the terms of such benefits, at any time on reasonable notice to you.
13.
HOLIDAYS
13.1
The holiday year

The Company’s holiday year runs from 1st January to 31st December. Holidays can only be taken with the prior permission of the Board.

13.2
Annual entitlement
(a)
Your annual entitlement to paid holidays is to those public or customary holidays recognised by the Company in any holiday year (of which there are eight in total) and in addition, 30 contractual days’ holiday.
(b)
Entitlement to contractual holidays is accrued pro rata throughout the holiday year. You will be entitled to take public and customary holidays on the days that they are recognised by the Company during the holiday year.
(c)
You are not entitled to carry any unused holiday entitlement forward to the next holiday year unless you have been prevented from taking it in the relevant holiday year because of sickness, absence or authorised family-related leave or unless the Company has otherwise granted permission.
13.3
Holiday entitlement on termination

Upon notice of termination of the Employment being served by either party, the Company may require you to take any unused holidays accrued in the holiday year in which the termination takes place at that time during any notice period. Alternatively, the Company may, at its discretion, on termination of the Employment, make a payment in lieu of accrued contractual holiday entitlement. You will be required to make a payment to the Company in respect of any holidays taken in excess of your holiday entitlement accrued at the Termination Date. Any sums so due may be deducted from any money owing to you by the Company.

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14.
TRAINING

As at the date of this Agreement, you are not required to undertake any particular training. If any particular training is required or offered, details will be provided.

15.
Sickness and injury
15.1
Communication and fitness for work
(a)
If you are unable to work due to sickness or injury you must report this to the Company on the first working day of such sickness or injury, indicating so far as practicable the date on which you expect to return to work. You shall keep the Company informed and provide it with such certification of your condition as it may require.
(b)
You will be required to complete a self-certification form on your return to work from any absence of up to seven days (including non-working days). If your absence exceeds seven consecutive days you must provide the Company with a doctor's certificate as soon as possible after the seventh day of absence. You must provide further doctor’s certificates to the Company as necessary to cover the full period of your continued absence.
(c)
If at any time in the reasonable opinion of the Company you are unable to perform all or part of your work due to sickness or injury, you will at the request and expense of the Company:
(i)
consent to an examination by a doctor nominated by the Company; and
(ii)
authorise the doctor to disclose to and discuss with the Company their report (including copies) of the examination and your fitness for work.
(d)
Failure to follow these requirements may result in disciplinary action and loss of statutory sick pay (“SSP”) and/or other sick pay pursuant to Clause 15.2.
15.2
Sick pay

The Company is entitled to rely on the reasonable opinion of any doctor engaged to examine you as to your fitness for work. If you are absent from work due to sickness, injury or other incapacity you may be entitled to receive SSP from the Company provided that you are eligible for payment and have complied with all the statutory rules (including the statutory requirements for notification of absence). For the purposes of SSP your qualifying days are Monday to Friday inclusive. Any remuneration paid to you other than SSP during periods of absence due to illness, and any additional payments, shall be paid in accordance with the Company’s Sick Pay Policy, as may be amended from time to time at the Company’s discretion.

16.
OTHER INTERESTS
16.1
Disclosure of other interests

You shall disclose to the Board any interest of your own (or that of your partner or of any child of yours or of your partner under eighteen years of age):

(a)
in any trade, business or occupation whatsoever which is in any way similar to any of those in which the Company or any Group Company is involved; and

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(b)
in any trade, business or occupation carried on by any supplier or customer of the Company or any Group Company whether or not such trade, business or occupation is conducted for profit or gain.
16.2
Restrictions on other activities and interests
(a)
During the Employment you shall not at any time, without the prior written consent of the Board, either alone or jointly with any other person, carry on or be directly or indirectly employed, engaged, concerned or interested in any business, prospective business or undertaking (including any preparatory steps in respect thereof) other than a Group Company, nor carry out any public or private work other than your duties under this Agreement (whether for profit or otherwise). Nothing contained in this Clause shall preclude you from being a Minority Holder unless the holding is in a company that is a direct business competitor of the Company or any Group Company in which case, you shall obtain the prior consent of the Board to the acquisition or variation of such holding.
(b)
If you, with the consent of the Board, accept any other appointment you must keep the Company accurately informed of the amount of time you spend working under that appointment.
17.
CONFIDENTIALITY AND COMPANY DOCUMENTS
17.1
Restrictions on disclosure and use of Confidential Information

You must not either during the Employment (except in the proper performance of your duties) or at any time (without limit) after the Termination Date:

(a)
divulge or communicate to any person;
(b)
use for your own purposes or for any purposes other than those of the Company or any Group Company; or
(c)
through any failure to exercise due care and diligence, cause any unauthorised disclosure of;

any Confidential Information. You must at all times use your best endeavours to prevent publication or disclosure of any Confidential Information. These restrictions shall cease to apply to any information which shall become available to the public generally otherwise than through the default of you. These restrictions shall not apply to any use or disclosure authorised by the Board or required by law, or any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

17.2
Protection of Company documents and materials

All notes, records, lists of customers, suppliers and employees, correspondence, computer and other discs or tapes, data listings, codes, keys and passwords, designs, drawings and other documents or material whatsoever (whether made or created by you or otherwise and in whatever medium or format) relating to the business of the Company or any Group Company or any of its or their clients (and any copies of the same):

(a)
shall be and remain the property of the Company or the relevant Group Company or client; and

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(b)
shall be handed over by you to the Company or the relevant Group Company or client on demand by the Company and in any event on or prior to the termination of the Employment.
18.
INVENTIONS AND OTHER WORKS
18.1
Obligation to further interests of the Company

The Company and you agree that you may make or create Works in the course of and/or during the Employment and agree that in this respect you are obliged to further the interests of the Company and any Group Company.

18.2
Disclosure and ownership of Works

You must immediately disclose to the Company all Works and all Intellectual Property Rights. Both the Works and all Intellectual Property Rights will (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company or any other person the Company may nominate.

18.3
Protection, registration and vesting of Works

You shall immediately on request by the Company (whether during or after the Employment) and at the expense of the Company:

(a)
apply or join with the Company or any Group Company in applying for any Intellectual Property Rights or other protection or registration (“Protection”) in the United Kingdom and in any other part of the world for, or in relation to, any Works;
(b)
execute all instruments and do all things necessary for vesting all Intellectual Property Rights or Protection when obtained and all right, title and interest to and in the same absolutely and as sole beneficial owner in the Company or such Group Company or other person as the Company may nominate; and
(c)
sign and execute any documents and do any acts reasonably required by the Company in connection with any proceedings in respect of any applications and any publication or application for revocation of any Intellectual Property Rights or Protection.
18.4
Waiver of rights

You hereby irrevocably and unconditionally waive all rights under Chapter IV Copyright, Designs and Patents Act 1988 and any other moral rights which you may have in the Works, in whatever part of the world such rights may be enforceable including:

(a)
the right conferred by section 77 of that Act to be identified as the author of any such Works; and
(b)
the right conferred by section 80 of that Act not to have any such Works subjected to derogatory treatment.
18.5
Power of Attorney

You hereby irrevocably appoint the Company to be your attorney and in your name and on your behalf to execute any such act and to sign all deeds and documents and generally to use your name for the purpose of giving to the Company the full benefit of this Clause. You agree that, with respect to any third parties, a certificate signed by any duly authorised officer of the

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Company that any act or deed or document falls within the authority hereby conferred shall be conclusive evidence that this is the case.

18.6
Statutory rights

Nothing in this Clause 18 shall be construed as restricting the rights of you or the Company under sections 39 to 43 of the Patents Act 1977.

19.
TERMINATION
19.1
Termination events

Notwithstanding the provisions of Clauses 3 and 12, the Company shall be entitled, but not bound, to terminate the Employment with immediate effect by giving to you notice in writing at any time after the occurrence of any one or more of the following events:

(a)
if you are guilty of any gross misconduct or behaviour which tends to bring you or the Company or any Group Company into disrepute; or
(b)
if you commit any material or persistent breach of this Agreement (in the case of a non-material persistent breach, having been given notice in writing of the breach and a reasonable opportunity to rectify the breach) or fail to comply with any reasonable order or direction of the Board; or
(c)
if you do not, or cease to, have permission to live and work in the United Kingdom; or
(d)
if you become insolvent or bankrupt or compound with or grant a trust deed for the benefit of your creditors; or
(e)
if your behaviour (whether or not in breach of this Agreement) can reasonably be regarded as materially prejudicial to the interests of the Company or any Group Company, including if you are found guilty of any criminal offence punishable by imprisonment (whether or not such sentence is actually imposed); or
(f)
if you have an order made against you disqualifying you from acting as a company director; or
(g)
if you are, in the opinion of a medical practitioner, physically or mentally incapable of performing your duties and may remain so for more than three months and the medical practitioner has given a medical opinion to the Company to that effect; or
(h)
if you are found guilty of any offence of bribery under the Bribery Act 2010, or other bribery legislation in any other jurisdiction, or breach of the Company’s Anti-bribery and Corruption Policy or procedure applicable from time to time; or
(i)
if you commit any material breach or persistent but non-material breach of the Articles of Association (as amended from time to time) of the Company or any Group Company (in the case of a persistent but non-material breach, having been given notice in writing of the breach and a reasonable opportunity to rectify the breach).
19.2
Termination on resignation as director

If you resign as a director of the Company or any Group Company (otherwise than at the request of the Company), you shall be deemed to have terminated the Employment with effect from the date of your resignation and the Employment shall terminate at that time, unless the Company

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agrees with you that the Employment should continue, in which case the Employment may be subject to any terms and conditions stipulated by the Company in its absolute discretion.

19.3
No damages or payment in lieu of notice

In the event of the Employment being terminated pursuant to Clause 19.1, you shall not be entitled to receive any payment in lieu of notice nor make any claim against the Company or any Group Company for damages for loss of office or termination of the Employment. Regardless of this, the termination shall be without prejudice to your continuing obligations owed under this Agreement.

20.
severance
20.1
Pursuant to the terms of this Clause 20, it is the Company’s intention that you shall be entitled to comparable severance terms to those offered to the Group’s executives based in the United States (“US”) under the Severance Plan. Any defined terms in this Clause that are not defined elsewhere in this Agreement shall have the meanings given to them under the Severance Plan (as may be amended from time to time at Allison’s absolute discretion).
20.2
Subject at all times to the remainder of this Clause 20, you will be entitled to receive severance payments as follows:
(a)
upon a Qualifying Termination, save for a Change in Control Qualifying Termination, payments in an amount equal to:
(i)
twelve months’ Base Amount, such sum to be reduced by any Notice Payment paid to you at the Company’s discretion pursuant to Clause 3.4;
(ii)
twelve months’ Bonus Amount; and
(iii)
up to twelve months’ premium costs payable by the Company in respect of any Health Care Scheme in which you (and your spouse and dependents, as applicable) participate as at the Qualifying Termination;

(together the “Severance Payments”); or

(b)
upon a Change in Control Qualifying Termination, payments in an amount equal to:
(i)
twenty-four months’ Base Amount, such sum to be reduced by any Notice Payment paid to you at the Company’s discretion pursuant to Clause 3.4;
(ii)
twenty-four months’ Bonus Amount; and
(iii)
up to twenty-four months’ premium costs payable by the Company in respect of any Health Care Scheme in which you (and your spouse and dependents, as applicable) participate as at the Change in Control Qualifying Termination;

(together the “CIC Severance Payments”, and together with the Severance Payments the “Plan Payments”). For the avoidance of doubt, no Plan Payments will be payable should the Employment be terminated by: (i) the Company for Cause; or (ii) by you other than for Good Reason. All Plan Payments payable to you pursuant to this Clause 20 shall be payable after the deduction of any taxes and national insurance contributions as appropriate.

20.3
Your entitlement to receive the Plan Payments will be strictly conditional upon:

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(a)
the Company being fully satisfied that you have complied with your obligations under Clause 21 and your continued compliance with your obligations under Clause 22; and
(b)
you having entered into a binding settlement agreement within 60 days of the Qualifying Termination or Change in Control Qualifying Termination (as applicable) which includes a general release of all statutory and contractual claims against the Company, any Group Company and any of its or their affiliates or respective shareholders, officers, employees or agents in any jurisdiction in a form acceptable to the Company (the “Settlement Agreement”).

For the avoidance of doubt, no Plan Payments will be payable should you to fail to fully comply with (a) and (b), or in the event you enter into the Settlement Agreement and then subsequently purport to revoke the release of claims. Should the Plan Payments already have been paid to you in such circumstances, the Company shall be entitled to demand immediate repayment of said Plan Payments.

20.4
Subject at all times to Clause 20.3:
(a)
any sums payable pursuant to Clauses 20.2(a)(i), 20.2(a)(ii), 20.2(b)(i) and/or 20.2(b)(ii) shall be made to you within 60 days of the later of: (i) the Qualifying Termination or Change in Control Qualifying Termination (as applicable); and (ii) receipt by the Company of the Settlement Agreement, duly signed by you and your adviser;
(b)
any sums payable pursuant to Clauses 20.2(a)(iii) shall be paid to you on a monthly basis for the shorter of (i) twelve months, and (ii) you being eligible to participate in a substantially comparable Health Care Scheme with an alternative employer; and
(c)
any sums payable pursuant to Clauses 20.2(b)(iii) shall be paid to you on a monthly basis for the shorter of (i) twenty-four months, and (ii) you being eligible to participate in a substantially comparable Health Care Scheme with an alternative employer.
20.5
In addition to the Plan Payments, and at all times subject to the terms of the applicable equity plan, upon a Change in Control Qualifying Termination:
(a)
all unvested time-based equity or equity-based awards under any Allison equity compensation plan held by you shall immediately become 100% vested as at the Change in Control Qualifying Termination; and
(b)
the post-termination exercise period of any stock options outstanding under any Allison equity compensation plan as at the Change in Control Qualifying Termination shall be extended until the second anniversary of the date of such Change in Control Qualifying Termination (or the expiration date, if earlier);

provided that, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

20.6
You hereby acknowledge and agree that the terms of this Clause 20 may be amended at the Company’s absolute discretion at any time on written notice to you to reflect any amendment(s) Allison may make to the Severance Plan at any time in the future that affect Tier 1 Participants, for the purposes of ensuring that your entitlement to Plan Payments under this Clause 20 remains comparable in all material respects to the entitlement of Tier 1 Participants under the Severance Plan.

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21.
EVENTS UPON TERMINATION
21.1
Obligations upon termination

Immediately upon the termination of the Employment howsoever arising or immediately at the request of the Company at any time after either the Company or you have served notice of termination of the Employment, you shall:

(a)
deliver to the Company all Works, materials within the scope of Clause 17.2 and all other materials and property including credit or charge cards, mobile telephone, computer equipment, disks and software, passwords, encryption keys or the like, keys, security pass, letters, stationery, documents, files, films, records, reports, plans and papers (in whatever format including electronic) and all copies thereof used in or relating to the business of the Company or the Group which are in your possession or under your control;
(b)
resign (without claim for compensation) as a director and from all other offices held by you in the Company or any Group Company or otherwise by virtue of the Employment. For the avoidance of doubt, such resignations shall be without prejudice to any claims you may have against the Company or any Group Company arising out of the termination of the Employment; and
(c)
transfer without payment, to the Company, or as the Company may direct, any shares or other securities held by you as nominee or trustee for the Company or any Group Company;

and should you fail to do so the Company is hereby irrevocably authorised to appoint some person to sign any documents and/or do all things in your name and on your behalf necessary to give effect thereto.

21.2
Loss of Share Incentives

On the termination of the Employment (howsoever arising, including lawfully or unlawfully), you shall not be entitled to any compensation or payment for the loss of any Share Incentives or any benefit which could have been derived from them, whether the compensation or payment is claimed by way of a payment in lieu of notice, damages for wrongful dismissal, breach of contract or loss of office, or compensation for unfair dismissal, or by way of any other statutory claim or any action relating to this Agreement. For the avoidance of doubt, this Clause 21.2 shall not prevent from you from exercising any rights you may have in accordance with and subject to the terms of any separate agreement(s) pertaining to any Share Incentives.

22.
RESTRICTIONS AFTER TERMINATION
22.1
Definitions

Since you are likely to obtain Confidential Information in the course of the Employment and personal knowledge of and influence over suppliers, customers, clients and employees of the Company and Group Companies, you hereby agree with the Company that in addition to the other terms of this Agreement and without prejudice to the other restrictions imposed upon you by law, you will be bound by the covenants and undertakings contained in Clause 22.2. In this Clause 22, unless the context otherwise requires:

“Customer”

means any person to which the Company distributed, sold or supplied products or services in connection with the Restricted Business during the Relevant Period and with whom, during that period either you, or any employee under the direct or

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indirect supervision of you, had material dealings in the course of the Employment, or about which you had Confidential Information, but always excluding therefrom, any division, branch or office of such person with whom you and/or any such employee had no dealings during that period and about whom you had no Confidential Information;

“Prospective Customer”

means any person with whom the Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of products or services in connection with the Restricted Business and with whom during such period you, or any employee who was under the direct or indirect supervision of you, had material dealings in the course of the Employment, or about which you had Confidential Information, but always excluding therefrom any division, branch or office of that person with whom you and/or any such employee had no dealings during that period and about whom you had no Confidential Information;

“Relevant Period”	means: (i) where the Employment is continuing, the period of the Employment; and (ii) where the Employment has terminated, the period of twelve months immediately preceding the Termination Date;
“Restricted Area”	means: (a) England, Scotland, Wales and Northern Ireland; and (b) any other country in the world where, on the Termination Date, the Company dealt in or carried on the Restricted Business;
“Restricted Business”

means the business carried on by the Company, and any services (including but not limited to technical and product support, technical advice and customer services) researched into, developed or supplied by the Company and any products, equipment or machinery researched into, developed, manufactured, supplied, marketed, distributed or sold by the Company, in each case with which your duties were materially concerned or for which you were responsible during the Relevant Period or about which you had Confidential Information, or any services or products, equipment or machinery of the same type or materially similar thereto;

“Restricted Employee”

means any person who was a director, employee or consultant of the Company at any time within the Relevant Period who by reason of that position and in particular their seniority and expertise or knowledge of Confidential Information or knowledge of or influence over the clients, customers or contacts of the Company is likely to cause damage to the Company if they were to leave the employment of the Company and become employed by a competitor of the Company;

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“Restricted Period”	means the period commencing on the Termination Date and, subject to the terms of Clause 22.4, continuing for twelve months;
“Supplier”

means any supplier, agent, distributor or other person who, during the Relevant Period was in the habit of dealing with the Company and with which, during that period, you, or any employee under your direct or indirect supervision, had material dealings in the course of the Employment, or about whom you had Confidential Information.

22.2
Restrictive covenants

Both during the Employment and during the Restricted Period, you will not, without the prior written consent of the Company, whether by yourself, through your employees or agents and whether on your own behalf or on behalf of any person, directly or indirectly:

(a)
solicit business from or canvas any Customer or Prospective Customer in respect of any business which seeks to compete with the Restricted Business;
(b)
accept orders from, act for or have any business dealings with, any Customer or Prospective Customer in respect of any business which seeks to compete with the Restricted Business;
(c)
within the Restricted Area, be employed or engaged in or provide Confidential Information to that part of a business or person which is involved in any business which seeks to compete with the Restricted Business. For the purposes of this sub-clause, acts done by you outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to engage in or carry on any business which seeks to compete with the Restricted Business in the Restricted Area;
(d)
solicit or induce or endeavour to solicit or induce any person who was a Restricted Employee (and with whom you had dealings during the Relevant Period) to cease working for or providing services to the Company, whether or not any such person would thereby commit a breach of contract;
(e)
employ or otherwise engage any Restricted Employee in any business which seeks to compete with the Restricted Business if that business is, or seeks to be, in competition with the Company; or
(f)
solicit or induce or endeavour to solicit or induce any Supplier to cease to deal with the Company and shall not interfere in any way with any relationship between a Supplier and the Company.
22.3
Application of restrictive covenants to other Group Companies

Clause 22.2 shall also apply as though references to the “Company” in Clauses 22.1 and 22.2 include references to each Group Company in relation to which you have in the course of the Employment or by reason of rendering services to or holding office in such Group Company:

(a)
acquired knowledge of its products, services, trade secrets or Confidential Information; or
(b)
had personal dealings with, or Confidential Information about, its Customers or Prospective Customers; or

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(c)
supervised directly or indirectly employees having personal dealings with its Customers or Prospective Customers;

but so that references to the “Company” shall for this purpose be deemed to be references to the relevant Group Company. The obligations undertaken by you pursuant to this Clause 22.3 shall, with respect to each Group Company, constitute a separate and distinct covenant in favour of and for the benefit of each Group Company and which shall be enforceable either by the particular Group Company or by the Company on behalf of the Group Company and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of any other Group Company.

22.4
Effect of Garden Leave on Restricted Period

The periods for which the restrictions in Clause 22.2 apply shall be reduced by any period that you spend on Garden Leave immediately prior to the Termination Date.

22.5
Further undertakings

You hereby undertake to the Company that you will not at any time:

(a)
during the Employment or after the Termination Date engage in any trade or business or be associated with any person engaged in any trade or business using any trading names used by the Company or any Group Company including, but not limited to, the name(s) or incorporating the word(s) “Allison Transmission”, “Allison” and “Spicer”;
(b)
after the Termination Date make any public statement in relation to the Company or any Group Company or any of their officers or employees; or
(c)
after the Termination Date represent or otherwise indicate any association or connection with the Company or any Group Company or for the purpose of carrying on or retaining any business represent or otherwise indicate any past association with the Company or any Group Company.
22.6
Protection of Company reputation

You undertake that, you will not at any time during the Employment and at any time (without limit) after the Termination Date make or publish or cause to be made or published to anyone in any circumstances any disparaging remarks concerning the Company or any Group Company or any of its or their respective members, officers, employees or agents. Nothing in this Agreement shall prevent you from:

(a)
making a “protected disclosure” within the meaning of Part 4A (Protected Disclosures) of the Employment Rights Act 1996;
(b)
raising a grievance in respect of your employment;
(c)
disclosing information to any professional legal or tax advisor or medical professionals or counsellors where it is necessary to do so provided that such person is also bound by a duty of confidentiality (which remains unwaived);
(d)
reporting any criminal conduct or suspected offence to the relevant authorities (including the police or any other applicable law enforcement agency) or cooperating with the relevant authorities regarding a criminal investigation; or
(e)
making a disclosure to, or co-operating with any investigation by, HMRC or any relevant regulator, ombudsman or supervisory authority responsible for supervising or

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regulating any relevant matter in question including in respect of any misconduct, wrongdoing or serious breach of regulatory requirements (including giving evidence at a hearing).
22.7
Employment Offer

In the event that you receive an offer of employment or request to provide services either during the Employment or during the terms of the Restricted Period, you shall:

(a)
provide immediately to such person, company or other entity making such an offer or request a full and accurate copy of the Restrictive Covenants set out at Clause 22 of this Agreement; and
(b)
notify the Company within three working days of receipt of the offer and the identity of the person, company or other entity making the offer.
22.8
Severance

The restrictions in this Clause 22 (on which you have had the opportunity to take independent advice, as you hereby acknowledge) are separate and severable restrictions and are considered by the parties to be reasonable in all the circumstances. It is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or a Group Company but would be adjudged reasonable if some part of it were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable.

23.
RECONSTRUCTION AND AMALGAMATIONS

If the Company undergoes any process of reconstruction or amalgamation (whether or not involving the liquidation of the Company) and you are offered employment by the successor or proposed successor to the Company or any Group Companies on terms not materially less favourable overall to those under this Agreement whether as to duties, responsibilities, remuneration or otherwise and you do not accept the offer within one month of it being made, then you shall have no claim against the Company or the successor to the Company in respect of termination of this Agreement and the Employment.

anti-bribery and corruption policy and procedures

23.1
Prohibition of Corruption

The Company prohibits Corruption and will not tolerate any involvement or attempted involvement in Corruption by you, the Company or any executives, employees, agents, associates or any parties in any way associated with the business of the Company or the Group. This prohibition extends to all of the Group’s business dealings and transactions in all countries in which it, its subsidiaries, its agents and its associates operate.

23.2
Compliance with the Anti-Bribery and Corruption Policy

You must comply with the Company’s Anti-Bribery and Corruption Policy and related procedures as may be in place from time to time and in particular you must report any instances of Corruption (including those attempted and/or resisted) and/or corrupt activity involving the Company or any Group Company or any of its officers, employees, agents or associates which you become aware of irrespective of the identity or position of those alleged to be involved.

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24.
DISCIPLINARY AND GRIEVANCE PROCEDURE
24.1
Disciplinary procedures

Any disciplinary action taken in connection with the Employment will usually be taken in accordance with the Company’s normal disciplinary procedures (which are not contractually binding), a copy of which is available from the Human Resources department.

24.2
Grievance procedure

If you want to raise a grievance, you may apply in writing to the Chair of the Board in accordance with the Company’s non-contractual grievance procedure.

25.
GENERAL
25.1
Provisions which survive termination

Any provision of this Agreement which is expressed or intended to have effect on, or to continue in force after, the termination of this Agreement shall have such effect, or, as the case may be, continue in force, after such termination.

25.2
No collective agreements

There are no collective agreements that directly affect the terms and conditions of the Employment.

26.
DATA PROTECTION and privacy

The Company will hold, collect and otherwise process certain personal data as set out in the Company’s privacy notice, which is available to you. All personal data will be treated in accordance with applicable data protection laws and regulations.

27.
Power of Attorney

You irrevocably appoint the Company (or a person nominated by the Company) to be your attorney in your name and on your behalf to execute documents, use your name and do all things which are necessary or desirable for the Company to obtain for itself or its nominee the full benefit of Clauses 18 and 21.1.

28.
AMENDMENTS, WAIVERS AND REMEDIES
28.1
Amendments

No amendment or variation of this Agreement or any of the documents referred to in it (other than an alteration in the Basic Salary) shall be effective unless it is in writing and signed by or on behalf of each of the parties.

28.2
Waivers and remedies cumulative
(a)
The rights of each party under this Agreement:
(i)
may be exercised as often as necessary;
(ii)
are cumulative and not exclusive of its rights under the general law; and
(iii)
may be waived only in writing and specifically.

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(b)
Delay in exercising or non-exercise of any right is not a waiver of that right.
(c)
Any right of rescission conferred upon the Company by this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.
29.
ENTIRE AGREEMENT
(a)
This Agreement and the documents referred to in it constitute the entire agreement and understanding of the parties and supersede and extinguish all previous agreements, promises, assurances, warranties, representations and understandings between the parties, whether written or oral, relating to the subject matter of this Agreement.
(b)
Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.
(c)
Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement.
(d)
Nothing in this Clause shall limit or exclude any liability for fraud.
30.
NO OUTSTANDING CLAIMS

You hereby acknowledge that you have no outstanding claims of any kind against the Company or any Group Company (other than in respect of remuneration and expenses due to the date of this Agreement but not yet paid).

31.
SEVERANCE

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)
the legality, validity or enforceability in that jurisdiction of any other provisions of this Agreement; or
(b)
the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.
32.
NOTICE

Notices and deemed receipt

Any notice hereunder shall be given by either party to the other either personally to you or the Company Secretary (as appropriate) or sent in the case of the Company, to its registered office for the time being and, in the case of you, to your postal or email address last known to the Company. Any such notice shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid recorded delivery or registered post or by email. Any such notice shall be deemed to have been received:

(a)
if delivered personally, at the time of delivery;
(b)
in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting; and
(c)
in the case of email, at the time of transmission;

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provided that if deemed receipt occurs before 9 am on a business day the notice shall be deemed to have been received at 9 am on that day and if deemed receipt occurs after 5 pm on a business day, or on a day which is not a business day, the notice shall be deemed to have been received at 9 am on the next business day. For the purpose of this Clause, “business day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent.

33.
GOVERNING LAW AND JURISDICTION
33.1
Governing law

This Agreement is governed by and to be construed in accordance with English law.

33.2
Jurisdiction

Each party hereby submits to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or in connection with this Agreement and its implementation and effect.

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IN WITNESS of which this Agreement has been executed and delivered as a deed on the first date written above.

EXECUTED as a Deed __/s/ Ross Brown_________________

by DANA UK DRIVESHAFT

LIMITED Director

acting by Ross Brown

Witness’s

Signature: __/s/ Adeola Kazeem_ _____________

Full Name: __Adeola Kazeem__________________

Address: _________________________________

_________________________________

_________________________________

EXECUTED as a Deed

by CRAIG PRICE __/s/ Craig Price ________________

in the presence of:

Witness’s

Signature: __/s/ Sharon Price________________

Full Name: __Sharon Price_ ________________

Address: _________________________________

_________________________________

_________________________________

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